                                                                Exhibit 99(n)(1)

                                 JPMORGAN FUNDS

                                     FORM OF
                          COMBINED AMENDED AND RESTATED
                           RULE 18f-3 MULTI-CLASS PLAN

                        (AMENDED AS OF NOVEMBER 10, 2005)

I.   INTRODUCTION

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares ("Shares") of the underlying investment funds of the investment companies listed on Exhibit A (each a "Company") that issues multiple classes of shares (the "Multi-Class Funds"). In addition, this Combined Amended and Restated Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, other shareholder services, voting rights, dividends, and per share net asset value of each class of shares in the Multi-Class Funds. The Multi-Class Funds covered by this Plan are listed on Exhibit B.

Each Company is an open-end, management investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, each Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Fund, as described below. This Plan constitutes the combination, amendment and restatement of the Rule 18f-3 Multi-Class Plan previously adopted by each Company.

II.  ALLOCATION OF EXPENSES

Pursuant to Rule 18f-3 under the 1940 Act, each Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Company under a shareholder servicing agreement in connection with the provision of shareholder services to the holders of such class of shares. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. In addition, pursuant to Rule 18f-3, each Company may, at the Board's discretion, allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

     1. transfer agent fees identified by the transfer agent as being attributable to such class of shares;

     2. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

     3.   blue sky fees incurred by such class of shares;

     4. Securities and Exchange Commission registration fees incurred by such class of shares;

     5. the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

     6. litigation or other legal expenses relating solely to such class of shares;

     7. Trustees fees incurred as result of issues relating to such class of shares; and

     8.   independent accountants' fees relating solely to such class of shares.

All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets. The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes.

Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

The initial determination of the class expenses that will be allocated by each Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of each Company, including a majority of the Trustees who are not interested persons of each Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

CLASS ARRANGEMENTS.

The following charts summarize the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of each Company shall determine from time to time. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

VARIABLE NAV FUNDS

                            CLASS A                      CLASS B                 CLASS C                 SELECT
-----------------------------------------------------------------------------------------------------------------------
Initial Sales       EQUITY: Up to 5.25% of      None                        None                  None
Load                offering price

                    FIXED INCOME
                    (ex-SHORT-TERM) : Up to
                    4.50% of offering price

                    SHORT-TERM: Up to 3.00%
                    of offering price(1)

Contingent          SHORT TERM: 0.50% for       EQUITY AND FIXED INCOME     1.00% in the          None
Deferred Sales      shares redeemed during      (ex-SHORT-TERM): 5.00% in   first year and
Charge (CDSC)(2)    the first 12 months         the first year, declining   eliminated
                    after purchase.             to 1.00% in the sixth       thereafter.
                                                year and eliminated
                                                thereafter.

                    FIXED INCOME: 1.00% for
                    shares redeemed during      SHORT-TERM: 3.00% in the
                    the first 12 months         first year, declining to
                    after purchase and 0.50%    1.00% in the fourth year
                    for shares redeemed         and eliminated thereafter.
                    between 12 and 24 months
                    after purchase.

                    EQUITY: 1.00% for shares
                    redeemed during the
                    first 12 months after
                    purchase and 0.50% for
                    shares redeemed between
                    12 and 18 months after
                    purchase.

Rule 12b-1          0.25% per annum of          0.75% per annum of          0.75% per annum       None
Distribution Fees   average daily net assets.   average daily net assets.   of average daily
                                                                            net assets.

Shareholder         Up to 0.25% per annum of    Up to 0.25% per annum of    Up to 0.25% per       Up to 0.25% per annum
Servicing Fees(3)   average daily net assets.   average daily net assets.   annum of average      of average daily net
                                                                            daily net assets.     assets.

                         INSTITUTIONAL                    ULTRA                    CLASS M               INVESTOR*
---------------------------------------------------------------------------------------------------------------------------
Initial Sales       None                        None                        Up to 1.50% of        None
Load                                                                        offering price for
                                                                            Short-Term Bond
                                                                            Fund II and up to
                                                                            3.00% of offering
                                                                            price for Global
                                                                            Strategic Income
                                                                            Fund

Contingent          None                        None                        None                  None
Deferred Sales
Charge (CDSC)(2)

Rule 12b-1          None                        None                        0.35% per annum of    None
Distribution Fees                                                           average daily net
                                                                            assets of Short
                                                                            Term Bond Fund II
                                                                            and 0.50% per annum
                                                                            of average daily
                                                                            net assets of
                                                                            Global Strategic
                                                                            Income Fund

Shareholder         Up to 0.10%                 None                        Up to 0.25% per       Up to 0.35% per
Servicing Fees(3)   per annum of                                            annum of average      annum of average
                    average daily                                           daily net assets of   daily net assets.
                    net assets.                                             Short Term Bond
                                                                            Fund II and 0.30%
                                                                            per annum of
                                                                            average daily net
                                                                            assets of Global
                                                                            Strategic Income
                                                                            Fund

----------
*    Closed to new investors.
(1) The JPMorgan Short-Term Fixed Income Funds are indicated on Exhibit B with a ^ ("Short-Term Funds").
(2) For shares purchased on or after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased prior to February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.
(3) The amount payable for "service fees" (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

                            CLASS A                      CLASS B                 CLASS C                 SELECT
------------------------------------------------------------------------------------------------------------------------
Conversion          None                        Convert to Class A Shares   None                  None
Features                                        on the first business day
                                                of the month following
                                                the eighth anniversary of
                                                the original purchase
                                                (EQUITY and FIXED INCOME
                                                FUNDS) or sixth
                                                anniversary of original
                                                purchase (SHORT-TERM
                                                FUNDS), based on relative
                                                net asset values of the
                                                two classes. Shares
                                                acquired by the
                                                reinvestment of dividends
                                                and distributions are
                                                included in the
                                                conversion.

Exchange            Class A Shares of a Fund    Class B Shares of a Fund    Class C Shares of     Select Class Shares of
Privileges(4)       may be exchanged (i) for    may be exchanged for        the JPMorgan          a Fund may be
                    Class A Shares of           Class B Shares of another   Short Duration        exchanged for Select
                    another JPMorgan Fund or    JPMorgan Funds.             Bond Fund,            Class Shares of
                    for any other class of                                  JPMorgan Short        another JPMorgan Fund
                    the same Fund, subject                                  Term Municipal        or for any other class
                    to meeting any                                          Bond Fund, and        of the same Fund,
                    investment minimum or                                   JPMorgan Ultra        subject to meeting any
                    eligibility                                             Short Term Bond       investment minimum or
                    requirements; or (ii)                                   Fund ("Short Term     eligibility
                    for Morgan Shares of a                                  Bond Funds") may      requirements.(5)
                    JPMorgan money market                                   be exchanged for
                    fund.                                                   Class C Shares of
                                                                            any other
                                                                            JPMorgan Fund,
                                                                            including Class C
                                                                            Shares of any of
                                                                            the Short Term
                                                                            Bond Funds. Class
                                                                            C Shares of any
                                                                            other JPMorgan
                                                                            Fund may be
                                                                            exchanged for
                                                                            Class C Shares of
                                                                            another JPMorgan
                                                                            Fund, other than
                                                                            for Class C
                                                                            Shares of the
                                                                            Short Term Bond
                                                                            Funds.

                         INSTITUTIONAL                    ULTRA                    CLASS M          INVESTOR*
---------------------------------------------------------------------------------------------------------------------------
Conversion          None                        None                        None                  None
Features

Exchange            Institutional               Ultra Shares                Class M Shares of     None
Privileges(4)       Class Shares                of a Fund                   the Fund may be
                    of a Fund                   may be                      exchanged for Class
                    may be                      exchanged                   M Shares of certain
                    exchanged                   for Ultra                   other JPMorgan
                    for                         Shares of                   Funds, subject to
                    Institutional               another                     meeting any minimum
                    Class Shares                JPMorgan                    investment or
                    of another                  Fund or for                 eligibility
                    non-money                   any other                   requirements.
                    market                      class of the
                    JPMorgan                    same Fund,
                    Fund or for                 subject to
                    any other                   meeting any
                    class of the                investment
                    same Fund,                  minimum or
                    subject to                  eligibility
                    meeting any                 requirements.
                    investment
                    minimum or
                    eligibility
                    requirements.

----------
(4) Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. For purposes of this Rule 18f-1 Multi-Class Plan, "JPMorgan Funds" include any and all applicable series (to the extent the shares of such series are registered under the Securities Act of 1933, as amended) of the following registered investment companies: (1) J.P. Morgan Mutual Fund Group; (2) J.P. Morgan Fleming Mutual Fund Group, Inc.; (3) J.P. Morgan Mutual Fund Investment Trust; (4) Undiscovered Managers Funds; (5) JPMorgan Trust I; (6) JPMorgan Trust II; and (7) JPMorgan Value Opportunities Fund Inc.
(5) Effective May 1, 2005, Select Class Shares held in accounts of employees of JPMorgan Chase and its affiliates may be exchanged only for Class A Shares of any other JPMorgan Fund.

MONEY MARKET FUNDS

                           MORGAN          RESERVE                CLASS B                   CLASS C            INSTITUTIONAL
---------------------------------------------------------------------------------------------------------------------------------
Initial Sales         None              None            None                           None                None
Load

Contingent            None              None            5.00% in the first             1.00% in the        None
Deferred Sales                                          year, declining to             first year and
Charge (CDSC)(6)                                        1.00% in the sixth             eliminated
                                                        year and eliminated            thereafter.
                                                        thereafter.

Rule 12b-1            0.10% per annum   0.25% per       0.75% per annum of             0.75% per annum     None
Distribution Fees     of average        annum of        average daily net              of average daily
                      daily net         average daily   assets.                        net assets.
                      assets (except    net assets.
                      JPMorgan Prime
                      Money Market
                      Fund).

Shareholder           Up to 0.35% per   Up to 0.30%     Up to 0.25% per annum          Up to 0.25% per     Up to 0.10% per annum
Servicing Fees(7)     annum of          per annum of    of average daily net           annum of average    of average daily
                      average daily     average daily   assets.                        daily net assets.   net assets.
                      net assets.       net assets.


Conversion            None              None            Convert to Morgan Shares on    None                None
Features                                                the first business day of
                                                        the month following the
                                                        eighth anniversary of the
                                                        original purchase, based on
                                                        relative net asset values of
                                                        the two classes. Shares
                                                        acquired by the reinvestment
                                                        of dividends and
                                                        distributions are included
                                                        in the conversion.

Exchange              Morgan Shares     Reserve         Class B Shares of a Fund may   Class C Shares of   Institutional
Privileges(8)         may be            Shares may be   be exchanged for Class B       the Short Term      Class Shares
                      exchanged for     exchanged for   Shares of another JPMorgan     Bond Funds may be   may be
                      Morgan Shares     shares of the   Funds.                         exchanged for       exchanged for
                      of certain        same class in                                  Class C Shares of   shares of the
                      other JPMorgan    certain other                                  any other           same class in
                      Funds or Class    JPMorgan                                       JPMorgan Fund,      certain other
                      A Shares of       Funds,                                         including Class C   JPMorgan
                      another           subject to                                     Shares of any of    Funds,
                      JPMorgan Fund,    meeting any                                    the Short Term      subject to
                      subject to any    minimum                                        Bond Funds. Class   meeting any
                      applicable        investment or                                  C Shares of any     minimum
                      initial sales     eligibility                                    other JPMorgan      investment or
                      load.             requirements.                                  Fund may be         eligibility
                                                                                       exchanged for       requirements.
                                                                                       Class C Shares of
                                                                                       another JPMorgan
                                                                                       Fund, other than
                                                                                       for Class C
                                                                                       Shares of the
                                                                                       Short Term Bond
                                                                                       Funds.

                                                                                             CASH
                          PREMIER           AGENCY                CAPITAL                 MANAGEMENT
--------------------------------------------------------------------------------------------------------
Initial Sales         None              None            None                           None
Load

Contingent            None              None            None                           None
Deferred Sales
Charge (CDSC)(6)

Rule 12b-1            None              None            None                           0.50% per annum
Distribution Fees                                                                      of average daily
                                                                                       net assets.

Shareholder           Up to 0.30%       Up to 0.15%     Up to 0.05% per annum of       Up to 0.30%
Servicing Fees(7)     per annum of      per annum of    average daily net              per annum of
                      average           average         assets.                        average daily net
                      daily net         net assets.                                    assets.
                      assets.

Conversion            None              None            None                           None
Features

Exchange              Premier Shares    Agency Shares   Capital Shares may be          None.
Privileges(8)         may be            may be          exchanged for shares of the
                      exchanged for     exchanged for   same class in certain other
                      shares of the     shares of the   JPMorgan Funds, subject to
                      same class in     same class in   meeting any minimum
                      certain other     certain other   investment or eligibility
                      JPMorgan Funds,   JPMorgan        requirements.
                      subject to        Funds,
                      meeting any       subject to
                      minimum           meeting any
                      investment        minimum
                      or eligibility    investment
                      requirements.     or
                                        eligibility
                                        requirements.

----------
(6) For shares purchased after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased through February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.
(7) The amount payable for "service fees" (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.
(8) Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. SEE note 4 above for definition of "JPMorgan Funds" for purposes of the exchange privileges.

                                                       E*TRADE
-------------------------------------------------------------------------
INITIAL SALES LOAD                        None

CONTINGENT DEFERRED SALES CHARGE (CDSC)   None

RULE 12b-1 DISTRIBUTION FEES              0.60% per annum of average daily
                                          net assets
SHAREHOLDER SERVICING FEES                Up to 0.30% per annum or average
                                          daily net assets
CONVERSION FEATURES                       None
EXCHANGE PRIVILEGES                       None

OTHER SHAREHOLDER SERVICES.

For each Class of a Multi-Class Fund, other shareholder services may be offered as provided in the Prospectus. The Funds' shareholder servicing agent may subcontract with other parties for the provision of various sub-accounting, processing, communication and sub-administrative services.

CONVERSIONS.

All Class B Shares of the Multi-Class Funds shall convert automatically to Class A Shares (Morgan Shares for money market funds) in the ninth year (seventh year for Short-Term Funds) after the date of purchase, together with the pro rata portion of all Class B Shares representing dividends and other distributions paid in additional Class B Shares. The conversion will be effected at the relative net asset values per share of the two classes on the first business day of the month following the eighth (sixth for Short-Term Funds) anniversary of the original purchase.

After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.), if any, that in the aggregate are equal to or lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, or of an opinion of counsel or tax advisor, stating that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

If a Multi-Class Fund implements any amendment to a Distribution Plan (or, if presented to shareholders, adopts or implements any amendment of a Distribution
Plan) that the Board of Trustees determines would materially increase the charges that may be borne by the Class A shareholders under such plan, the Class B Shares will stop converting to the Class A Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

If a Multi-Class Fund implements any amendment to a Distribution Plan that the Board of Trustees determines would materially increase the charges that may be borne by the Morgan shareholders under such plan, the Class B Shares will stop converting to the Morgan Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Morgan Shares") which shall be identical in all material respects to the Morgan Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Morgan Shares no later than the date such Class B Shares were scheduled to convert to Morgan Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Morgan Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

REDEMPTION FEES.

Shareholders generally may redeem their shares without sales charge on any Business Day. Exceptions to this general rule applicable to deferred sales charges on Class B and Class C Shares, and certain Class A Shares are detailed above. In addition, shares of each class of the Funds indicated with an asterisk (*) in the attached Exhibit B purchased after February 18, 2005 and held for less than 60 days are redeemable (or exchangeable) at a price equal to 98% of the Fund's then-current NAV per share, less any applicable CDSC. This 2% discount, referred to in the Funds' prospectuses and the Statements of Additional Information as a redemption fee, directly affects the amount a shareholder who is subject to the discount receives upon redemption or exchange. The redemption fee is paid to the Funds and is designed to offset the brokerage commissions, capital gains impact, and administrative and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading.

The redemption fee does not apply to shares purchased through reinvested distributions (dividends and capital gains), or mutual fund wrap fee programs, or shares redeemed as part of a termination of certain corporate retirement plans or redemptions of a corporate retirement plan's entire share position with the Fund, shares redeemed by balance forward funds or shares redeemed on a systematic basis, including shares redeemed as a result of required minimum distributions under certain corporate retirement plans or IRAs or as part of a rebalancing program or shares redeemed as part of a bona fide asset allocation program; provided, that the redemption fee may be charged in the event that the distributor determines that such programs are being used as a market timing strategy. Redemptions made by affiliated funds of funds relying on Section 12(d)(1)(G) of the 1940 Act qualify under this exception. The redemption fee also does not apply to shares redeemed to collect a sub-minimum account fee or shares redeemed in liquidation of an account that fails to maintain the minimum account balance. The redemption fee will not apply to Class A Shares received in connection with the conversion of Class B Shares. The Funds do not require a redemption fee if the amount of such fee would be less than $50. Financial Intermediaries may have a lower minimum or no minimum for charging redemption fees. In addition to the foregoing, the redemption fee does not apply to such other shares as provided in the Funds' registration statement.

All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC.

In determining whether a particular redemption is subject to a redemption fee, it is assumed that the redemption is first of shares acquired pursuant to reinvestment of dividends and capital gain distributions followed by other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

DIVIDENDS.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

Class B Shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

BOARD REVIEW.

The Board of Trustees of each Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of a Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective:  February 19, 2005
Amended and Restated effective: November 10, 2005

                                    EXHIBIT A

     INVESTMENT COMPANIES ADOPTING THIS COMBINED RULE 18f-3 MULTI-CLASS PLAN

                            (AS OF FEBRUARY 19, 2005)

NAME OF THE TRUST

NAME OF ENTITY                                STATE AND FORM OF ORGANIZATION
----------------------------------------------------------------------------
J.P. Morgan Fleming Mutual Fund Group, Inc.   Maryland corporation
J.P. Morgan Mutual Fund Group                 Massachusetts business trust
J.P. Morgan Mutual Fund Investment Trust      Massachusetts business trust
JPMorgan Trust I                              Delaware statutory trust
Undiscovered Managers Funds                   Massachusetts business trust

                                    EXHIBIT B

      MULTI-CLASS FUNDS COVERED UNDER COMBINED RULE 18f-3 MULTI-CLASS PLAN

                        (AMENDED AS OF NOVEMBER 10, 2005)

     VARIABLE NAV FUNDS

                                           CLASS A   CLASS B   CLASS C   SELECT   INSTITUTIONAL   ULTRA   CLASS M   INVESTOR
----------------------------------------------------------------------------------------------------------------------------
Highbridge Statistical Market Neutral         X                   X         X           X
Fund (effective upon the effectiveness
of the Fund's registration statement)
JPMorgan Asia Equity Fund*                    X                             X           X
JPMorgan Bond Fund                            X         X         X         X           X           X
JPMorgan California Tax Free Bond Fund        X         X         X         X           X
JPMorgan Capital Growth Fund                  X         X         X         X
JPMorgan Disciplined Equity Fund              X                             X           X           X
JPMorgan Diversified Fund                     X         X         X         X           X
JPMorgan Dynamic Small Cap Fund               X         X         X         X
JPMorgan Emerging Markets Debt Fund*                                        X
JPMorgan Emerging Markets Equity Fund*        X         X         X         X           X
JPMorgan Enhanced Income Fund^                X                             X           X
JPMorgan Global Healthcare Fund*              X         X         X         X
JPMorgan Global Strategic Income Fund*        X         X         X         X           X                    X
JPMorgan Growth and Income Fund               X         X         X         X
JPMorgan Intermediate Tax Free Bond Fund      X         X         X         X           X
JPMorgan International Equity Fund*           X         X         X         X           X
JPMorgan International Growth Fund*           X         X
JPMorgan International Opportunities          X         X                   X           X
Fund*
JPMorgan International Small Cap Equity       X         X                   X           X
Fund*
JPMorgan International Value Fund*            X         X                   X           X
JPMorgan Intrepid America Fund                X         X         X         X
JPMorgan Intrepid Contrarian Fund             X         X         X         X
JPMorgan Intrepid European Fund*              X         X         X         X           X
JPMorgan Intrepid Growth Fund                 X         X         X         X
JPMorgan Intrepid Long/Short Fund             X                   X         X
(effective upon the effectiveness of
the Fund's registration statement)
JPMorgan Intrepid Value Fund                  X         X         X         X
JPMorgan Japan Fund*                          X         X         X         X
JPMorgan Market Neutral Fund                  X         X                               X
JPMorgan Micro Cap Fund                       X                   X         X           X
JPMorgan Mid Cap Equity Fund                  X         X                   X
JPMorgan Growth Advantage Fund                X         X
(JPMorgan Mid Cap Growth Fund until
8/17/05)
JPMorgan Mid Cap Value Fund                   X         X         X         X           X
JPMorgan New Jersey Tax Free Bond Fund        X         X         X         X
JPMorgan New York Tax Free Bond Fund          X         X         X         X           X
JPMorgan Real Return Fund                     X                   X         X           X
JPMorgan Short Term Bond Fund II^             X                             X                                X
JPMorgan Short Term Bond Fund^                X                             X           X
JPMorgan Small Cap Core Fund                                                X
JPMorgan Small Cap Equity Fund                X         X         X         X
JPMorgan Strategic Small Cap Value Fund       X                   X         X
(effective upon the effectiveness of
the Fund's registration statement)
JPMorgan Tax Aware Core Equity Fund                                         X
JPMorgan Tax Aware Disciplined Equity                                                   X
Fund
JPMorgan Tax Aware Diversified Equity                                       X
Fund
JPMorgan Tax Aware Enhanced Income Fund^      X                             X           X
JPMorgan Tax Aware International Fund                                       X
JPMorgan Intrepid International Fund          X                   X         X           X
(JPMorgan Tax Aware International

                                           CLASS A   CLASS B   CLASS C   SELECT   INSTITUTIONAL   ULTRA   CLASS M   INVESTOR
----------------------------------------------------------------------------------------------------------------------------
Opportunities Fund until 2/28/2006)*
JPMorgan Tax Aware Large Cap Growth Fund                                    X
JPMorgan Tax Aware Large Cap Value Fund                                     X
JPMorgan Tax Aware Real Income Fund           X         X         X                     X
JPMorgan Tax Aware Real Return Fund           X                   X         X           X
JPMorgan Tax Aware Short-Intermediate                                       X           X
Income Fund
JPMorgan Tax Aware U.S. Equity Fund           X         X         X         X           X
JPMorgan U.S. Equity Fund                     X         X         X         X           X           X
JPMorgan U.S. Large Cap Core Plus Fund        X                   X         X           X
JPMorgan U.S. Small Company Fund                                            X           X
JPMorgan Value Advantage Fund                 X         X         X         X           X
UM Small Cap Growth Fund                      X                                         X
Undiscovered Managers Behavioral Growth       X         X         X                     X                               X
Fund
Undiscovered Managers Behavioral Value        X         X         X                     X
Fund
JPMorgan Realty Income Fund                   X         X         X                     X
(Undiscovered Managers REIT Fund until
12/31/05)

     MONEY MARKET FUNDS

                                                                                           CLASS   CLASS     CASH
                          CAPITAL    INSTITUTIONAL   AGENCY   PREMIER   MORGAN   RESERVE     B       C     MANAGEMENT   E*TRADE
-------------------------------------------------------------------------------------------------------------------------------
JPMorgan 100% U.S.           X            X             X        X        X         X
Treasury Securities
Money Market Fund

JPMorgan California                                                       X                                                X
Municipal Money Market
Fund

JPMorgan Federal Money                    X             X        X        X         X
Market Fund

JPMorgan New York                                                         X         X                                      X
Municipal Money Market
Fund

JPMorgan Prime Money          X           X             X        X        X         X        X       X         X
Market Fund

JPMorgan Tax Free Money                   X             X        X        X         X
Market Fund

                                      B - 2